Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned officer of Voya Insurance and Annuity Company (the “Company”) hereby certifies that, to the officer’s knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 11, 2016	By:	/s/	David P. Wiland
(Date)			David P. Wiland
Senior Vice President and
Chief Financial Officer